SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 21, 2010

TRI-VALLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Avenue, Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  (661) 864-0500

Section 1  Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On December 21, 2010, Tri-Valley Corporation entered into a definitive agreement with Columbia River Carbonates for the sale of its Admiral Calder calcium carbonate quarry located on Prince of Wales Island in Alaska.  The total purchase price was $2.5 million, structured in an all-cash transaction.  The sales agreement contained standard terms and conditions, including representations and warranties from Tri-Valley, that are common in the mining industry.  The attached press release describes the sale.

Section 2  Financial Information

Item 2.01  Completion of Disposition of Assets

On December 23, 2010, Tri-Valley completed the sale of its Admiral Calder calcium carbonate quarry, located on Prince of Wales Island in Alaska, to Columbia River Carbonates.  The transaction is described in Item 1.01 of this Report on Form 8-K and in the attached press release.

Section 9  Financial Statements and Exhibits

(d)           Exhibits

Exhibit 99.1                      Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: December 23, 2010	/s/Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer